    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 5, 2001
                                                      REGISTRATION NO. 333-90259
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                 POST-EFFECTIVE
                                   AMENDMENT
                                     NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                                   MCSi, INC.
            (FORMERLY KNOWN AS "MIAMI COMPUTER SUPPLY CORPORATION")
    (Exact Name of Registrant as Specified in its articles of incorporation)

              MARYLAND                                5110                               31-1001529
  (State or other jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer Identification No.)
   incorporation or organization)         Classification Code Number)

                          4750 HEMPSTEAD STATION DRIVE
                               DAYTON, OHIO 45429
                                 (937) 291-8282
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               MICHAEL E. PEPPEL
                                   PRESIDENT
                                   MCSi, INC.
                          4750 HEMPSTEAD STATION DRIVE
                               DAYTON, OHIO 45429
                                 (937) 291-8282
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:
                            JEFFREY A. KOEPPEL, ESQ.
                            KENNETH B. TABACH, ESQ.
                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                       734 15TH STREET, N.W., 12TH FLOOR
                             WASHINGTON, D.C. 20005
                                 (202) 347-0300
                              (202) 347-2172 (FAX)
                       SPECIAL COUNSEL TO THE REGISTRANT

    Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

    If the only securities registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / / ____

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / / ____

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED
                                                                    MAXIMUM            PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF              AMOUNT TO BE     OFFERING PRICE PER         AGGREGATE             AMOUNT OF
       SECURITIES TO BE REGISTERED             REGISTERED            SHARE              OFFERING PRICE       REGISTRATION FEE
Common Stock, no par value per share......  5,000,000 shares        $22.125(1)           $110,625,000(1)         $30,754(2)
Common Stock, no par value per share......    483,767 shares        $22.125(1)           $ 10,703,344(1)         $ 2,976(2)
                                            ----------------                             ------------            -------
Total.....................................  5,483,767 shares                             $121,328,344(1)         $33,730(2)

    (1) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low sale prices of the Common Stock on October 28, 1999, as reported on the Nasdaq National Market.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    (2) Registration fees previously paid.
                       ----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE:

    This amendment to the Registration Statement on Form S-3 (SEC File
No. 333-90259) (i) amends the purpose for which MCSi, Inc. (the "Registrant") may offer and sell shares under this Form S-3 by deleting all references to an offering of shares in connection with the acquisition of stock or assets of other companies and substituting therefor that the registration statement relates to the Registrant's delayed offering of up to 5,000,000 shares of its common stock for issuance in any transaction permissible under Section 5 of the Securities Act of 1933, as amended, and the rules and regulations thereunder, and (ii) updates the prospectus for the offer and resale of shares of common stock that were originally registered to be offered and sold by selling stockholders who obtained such shares as a result of MCSi's acquisition of Dreher Business Products Corporation ("Dreher") on December 15, 1998 and which have not yet been sold. This amendment to the registration statement contains two forms of prospectus: one to be used by the Registrant in connection with the issuance from time to time by the Registrant of shares of its common stock in offerings for cash (the "Company Prospectus") and one to be used by certain persons who received shares of common stock in the Registrant's acquisition of Dreher, and who wish to offer and sell such shares in transactions in which they and any broker-dealer through whom such shares are sold may be deemed to be Underwriters within the meaning of the Securities Act of 1933, as amended (the "Selling Stockholders Prospectus"). The Company Prospectus and the Selling Stockholders Prospectus will be identical in all respects except that they will contain a different cover page and the Selling Stockholders Prospectus will contain certain different sections. The Company Prospectus is included herein and is followed by those sections to be used in the Selling Stockholders Prospectus that differ from, or are in addition to, those in the Company Prospectus. If required pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933 copies of each of the prospectuses in the forms in which they are used after the registration statement becomes effective will be filed with the Securities and Exchange Commission.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED JANUARY 5, 2001

PROSPECTUS

                                5,000,000 SHARES
                                   MCSi, INC.
                                  COMMON STOCK

    We are offering up to 5,000,000 shares of our common stock which we may sell from time to time in one or more offerings. We will provide specific terms of these sales in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

    The common stock currently trades on the Nasdaq National Market under the
symbol "MCSI." As of January   , 2001, we had       shares of common stock
issued and outstanding. On January   , 2001, the last reported closing sale
price of the common stock on the Nasdaq National Market was $         per share.

INVESTING IN THE COMMON STOCK INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                               ------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                    THE DATE OF THIS PROSPECTUS IS   , 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
About This Prospectus.......................................     ii
Prospectus Summary..........................................      1
Risk Factors................................................      3
Use of Proceeds.............................................      5
Plan of Distribution........................................      6
Legal Matters...............................................      7
Experts.....................................................      7
Where You Can Find More Information.........................      7

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may offer, from time to time, shares of common stock covered by this prospectus in one or more offerings. This prospectus provides you with a general description of the transactions in which we may sell our common stock. Each time we sell any common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

    This prospectus omits certain information contained in the registration statement as permitted by the SEC. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete. In each instance, you are referenced to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated by reference. You may read and copy the information in the registration statement at the locations described under the heading "Where You Can Find More Information."

    We have obtained Federal service mark registration of the names "Miami Computer Supply Corporation--Registered Trademark," "Miami Computer Supply International- Registered Trademark," the slogan "Computer Supplies. Right. Now. Registered Trademark," "MCSI--Registered Trademark" and the associated company logo. All other trademarks or registered trademarks or service marks appearing in this prospectus or the documents incorporated by reference are trademarks or registered trademarks or service marks of the respective companies that utilize them.

    References in this prospectus to "we," "our," "us," "MCSi," or "the company" refer to MCSi, Inc. and its wholly-owned subsidiaries.

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. HOWEVER, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE 8 BEFORE MAKING AN INVESTMENT DECISION.

                                  THE COMPANY

    We are a provider of integrated technical services and audio-visual presentation, broadcast and computer technology products. The convergence of audio, data, visual communications and computer network systems has created the need for sophisticated providers of these products with the ability to design, source, install and service complex systems. We believe that we are one of the country's leading designers and integrators of custom configured and integrated audio, video and data display, broadcasting, conferencing and networking systems. These systems are designed for use in board and conference rooms, lecture halls, theaters, command and control centers, museums, churches, professional broadcast facilities and streaming network facilities. Our 126 offices throughout the United States and Canada allow us to provide consistent services for projects of local, regional and national scope.

    Our competitive strengths include:

    - Our 690 highly skilled direct sales specialists that sell nationally known audio-visual presentation, broadcast, professional video, computer technology, multimedia conferencing and networking products.

    - Our 450 technical service specialists that design, install and service sophisticated systems.

    - Our strong relationship with over 500 original equipment manufacturers, including Hewlett-Packard, Sharp Electronics, NEC, InFocus, Proxima, Lexmark, Sony, Extron and Epson.

    - Our selection of more than 37,000 different products: presentation products, including projectors and electronic whiteboards; broadcast and pro-video products, including document cameras; and computer technology products, including printers, computers and accessories.

    - Our long-standing relationships with more than 50,000 active customers, which include small to medium sized businesses as well as large corporations, governments and educational institutions.

    - The growing demand for complex integration projects from blue-chip clients, such as Boeing, Hewlett-Packard, McDonald's, Microsoft and Turner/Time-Warner.

    Our principal executive offices are located at 4750 Hempstead Station Drive, Dayton, Ohio, 45429 and our telephone number is (937) 291-8282. Our website is located is located at WWW.MCSINET.COM; information contained on our website is not a part of this prospectus.

                                  THE OFFERING

Common stock offered.........................  5,000,000 shares

Common stock to be outstanding after the
offering(1)..................................                     shares

Use of Proceeds..............................  Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any
                                               net proceeds from the sale of the common
                                               stock that we may offer under this prospectus
                                               and any accompanying prospectus supplement
                                               will be used for general corporate purposes.
                                               General corporate purposes may include
                                               acquisitions, investments, repayment of debt,
                                               capital expenditures, repurchase of our
                                               capital stock and any other purposes that we
                                               may specify in any prospectus supplement. We
                                               may invest the net proceeds temporarily until
                                               we use them for their stated purpose.

Nasdaq National Market symbol................  MCSI

------------------------

(1) Based on        shares of common stock outstanding as of January   , 2001.
    Excludes shares of common stock reserved for future issuance under our stock option plans.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE PURCHASING ANY OF THE COMMON STOCK OFFERED BY THIS PROSPECTUS. YOU SHOULD ALSO CONSIDER THE OTHER INFORMATION IN THIS PROSPECTUS AND THE INFORMATION INCORPORATED BY REFERENCE. THE CAUTIONARY STATEMENTS BELOW AND IN THE DOCUMENTS INCORPORATED BY REFERENCE SHOULD BE READ AS ACCOMPANYING FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE. THE RISKS DESCRIBED IN THE STATEMENTS BELOW COULD CAUSE OUR RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR INDICATED BY THE FORWARD-LOOKING STATEMENTS.

    SOME STATEMENTS IN THIS PROSPECTUS CONSTITUTE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INCLUDE THOSE DESCRIBED IN "RISK FACTORS." THE WORDS "BELIEVE," "ANTICIPATE," "EXPECT," "ESTIMATE," "INTEND" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. SIMILARLY, STATEMENTS THAT DESCRIBE OUR FUTURE PLANS, OBJECTIVES AND GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS MAY PROVE TO BE INACCURATE. IN ADDITION, THERE MAY BE EVENTS IN THE FUTURE THAT WE ARE NOT ACCURATELY ABLE TO PREDICT OR OVER WHICH WE HAVE NO CONTROL. IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THESE FORWARD-LOOKING STATEMENTS, YOU SHOULD NOT CONSIDER THIS INFORMATION TO BE A GUARANTEE BY US OR ANY OTHER PERSON THAT OUR OBJECTIVES AND PLANS WILL BE ACHIEVED. BEFORE YOU INVEST IN THE COMMON STOCK, YOU SHOULD BE AWARE THAT THE OCCURRENCE OF ANY OF THE EVENTS DESCRIBED IN THE RISK FACTORS SET FORTH BELOW COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATION. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

OUR FUTURE RESULTS MAY SUFFER IF WE ARE UNABLE TO EFFECTIVELY MANAGE OUR RAPID
  GROWTH.

    We expect to experience continued rapid growth resulting in new and increased responsibilities for management personnel and increased demands on our operating and financial systems and resources. To effectively manage future growth, we must continue to expand our operational, financial and management information systems and to train, motivate and manage our work force. There can be no assurance that our operational, financial and management information systems will be adequate to support our future operations. Failure to expand our operational, financial and management information systems or to train, motivate or manage employees could have a material adverse effect on our operating results and financial condition.

IF WE LOSE OUR KEY PERSONNEL, OR FAIL TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL, THE SUCCESS AND GROWTH OF OUR BUSINESS MAY SUFFER.

    We rely on certain key executives, including our chairman and chief executive officer and other senior management. There can be no assurance that we can retain our executive officers and key personnel or attract additional qualified management in the future. The loss of services of one or more of our key executives could disrupt and have a material adverse effect on our operating results and financial condition.

OUR OPERATIONS AND FUTURE RESULTS ARE SUBJECT TO NUMEROUS RISKS RELATED TO
  ACQUISITIONS.

    We have, in the past, pursued a strategy of acquiring computer technology product and systems integration companies. We intend to continue to make selective acquisitions, primarily of audio, video, and data display, broadcasting, conferencing and networking systems integrators. These acquisitions could result in the following risks:

    - We may issue additional common stock without stockholder approval to finance acquisitions, which would dilute current stockholders and could depress our stock price;

    - our need for additional financing to fund acquisitions may restrict our business and make us highly leveraged;

    - our future financial results may suffer if we are unable to successfully integrate our acquisitions;

    - We may be required to take a charge against income, which could be substantial, if the "goodwill" obtained (i.e., the difference between the price paid and the fair value of the net assets we acquired) is determined to be impaired and required by generally accepted accounting to be written off;

    - any international acquisitions we make could subject us to currency exchange risks, different legal requirements, political and economic risks relating to the stability of foreign governments, difficulties in staffing foreign operations, cultural differences and other similar risks; and

    - our future results may suffer if we are unable to successfully integrate our acquisitions.

INTENSE AND INCREASING COMPETITION IN OUR INDUSTRY MAY DECREASE OUR GROSS MARGINS AND HARM OUR BUSINESS.

    The industry in which we operate is highly competitive. We compete with regional and local systems integrators and with major full-service office products distributors, other national and regional computer supply distributors, office products superstores, direct mail order companies, and, to a lesser extent, non-specialized retailers. Certain of our competitors, such as office products superstores and major full-service office products distributors, are larger and have substantially greater financial and other resources and purchasing power than we do. We believe that the industry will further consolidate in the future and consequently become more competitive. Increased competition may result in greater price discounting which will continue to have a negative impact on the industry's gross margins.

WE ARE DEPENDENT ON CERTAIN KEY SUPPLIERS AND OUR BUSINESS COULD BE HARMED IF WE LOST A KEY SUPPLIER OR A KEY SUPPLIER IMPOSED LESS FAVORABLE TERMS ON ITS RELATIONSHIP WITH US.

    Although we regularly carry products and accessories manufactured by approximately 500 original equipment manufacturers, 37.0% of our net sales in the nine months ended September 30, 2000 were derived from products supplied by the our ten largest suppliers. In addition, our business is dependent upon terms provided by our key suppliers, including pricing and related provisions, product availability and dealer authorizations. While we consider our relationships with our key suppliers, including Hewlett-Packard, Sharp and Lexmark to be good, there can be no assurance that these relationships will not be terminated or that such relationships will continue as presently in effect. In addition, changes by one or more of such key suppliers of their policies regarding distributors or volume discount schedules or other marketing programs applicable to us may have a material adverse effect on our business. Certain distribution agreements require us to make minimum annual purchases.

IF OUR MANAGEMENT INFORMATION SYSTEMS ARE DISRUPTED OR DO NOT WORK AS ANTICIPATED, OUR FUTURE RESULTS MAY BE ADVERSELY AFFECTED.

    Our operations depend, to a large extent, on our management information systems. Modifications to our computer systems and applications software will be necessary as we grow and respond to customer needs, technological developments, electronic commerce requirements and other factors. We are constantly upgrading and implementing our internal accounting and inventory control and distribution software programs. The modifications may:

    - cause disruptions in our operations;

    - delay the schedule for integrating newly acquired companies; or

    - cost more to design, implement or operate than currently budgeted.

Any of these disruptions, delays or costs could have a material adverse effect on our operating results and financial condition.

    We do not currently have redundant computer systems or redundant dedicated communication lines linking our computers to our warehouses. The failure of our computer or communication systems could have a material adverse effect on our operating results and financial condition.

OUR EXECUTIVE OFFICERS AND DIRECTORS AND THEIR AFFILIATES OWN A LARGE PERCENTAGE OF OUR COMMON STOCK AND HAVE THE ABILITY TO MAKE DECISIONS THAT COULD ADVERSELY AFFECT OUR STOCK PRICE.

    Our directors and executive officers and officers of our subsidiaries currently beneficially own 1,637,334 shares of common stock representing approximately 12.8% of the outstanding shares of common stock. Consequently, management is in a position to exert significant influence over material matters relating to our business, including decisions regarding:

    - the election of our board of directors;

    - the acquisition or disposition of assets (in the ordinary course of our business or otherwise);

    - future issuances of common stock or other securities; and

    - the declaration and payment of dividends on the common stock.

Management also may be able to delay, make more difficult or prevent us from engaging in a business combination.

WE DO NOT EXPECT TO PAY ANY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

    We have not paid a cash dividend on our common stock since our initial public offering and currently expect to retain our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends in the foreseeable future. In addition, our credit facility prohibits the payment of cash dividends.

OUR ARTICLES OF INCORPORATION AND BYLAWS, AS WELL AS MARYLAND LAW, CONTAIN PROVISIONS THAT COULD DISCOURAGE A TAKEOVER EVEN IF BENEFICIAL TO STOCKHOLDERS.

    Our articles of incorporation and bylaws contain certain provisions which, among other things:

    - permit the establishment of a "staggered" board of directors;

    - limit the personal liability of and provide indemnification for our directors;

    - require that stockholders comply with certain requirements to nominate a director or submit a proposal before a meeting of stockholders;

    - limit the ability of stockholders to act by written consent; and

    - require a supermajority vote of stockholders if a "related person" (as defined) attempts to engage in a business combination with us.

    The Maryland General Corporation Law, which applies to us, has certain other provisions that also may be deemed to have antitakeover effects, including statutes that deal with control share acquisitions.

                                USE OF PROCEEDS

    Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of the common stock that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose.

                              PLAN OF DISTRIBUTION

    We may sell the common stock being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the Common Stock being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to MCSi, any underwriting discounts and other items constituting underwriters' compensation, and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges or automated quotation systems on which such securities may be listed.

    If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If the underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

    If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

    The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

    Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

    Underwriters, dealers and agents, may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us in the ordinary course of business.

    If so indicated in a prospectus supplement, we will directly, or authorize underwriters or other persons acting as our agents to, solicit offers by institutional investors to purchase securities immediately or pursuant to contracts providing for payment and delivery on a future date. We may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

    The common stock is traded on the Nasdaq National Market under the symbol "MCSI." Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by MCSi for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such underwriters may also engage in transactions which could affect the market price of the common stock, including stabilizing, over-allotment transactions and purchases to cover syndicate short positions. These potential transactions will be described in greater detail, if applicable, in the prospectus supplement.

                                 LEGAL MATTERS

    The validity of the common stock offered by this prospectus will be passed upon for us by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C. As of the date of this prospectus, certain members of Elias, Matz, Tiernan & Herrick L.L.P. owned approximately 306,500 shares of common stock.

                                    EXPERTS

    The consolidated financial statements of MCSi, Inc. (formerly known as Miami Computer Supply Corporation) as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, incorporated in this prospectus by reference to the annual report on Form 10-K of MCSi, Inc. for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly, special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. For further information on the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public over the Internet at the SEC's website at http://www.sec.gov.

    The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC and our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the common stock pursuant to this prospectus is completed:

    - Annual report on Form 10-K for the fiscal year ended December 31, 1999;

    - Quarterly reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

    - Current reports on Form 8-K filed with the SEC on July 25, 2000, June 30, 2000, February 18, 2000 and February 14, 2000;

    - Definitive proxy materials for our annual meeting of stockholders held on May 9, 2000, filed with the SEC on April 13, 2000;

    - The description of the common stock contained in our registration statement on Form 8-A, filed with the SEC on October 15, 1996.

    You may obtain a copy of these filings, at no cost, by writing to or calling us at the following address:

                                          Ira H. Stanley
                                          Vice President and Chief Financial
                                          Officer
                                          MCSi, Inc.
                                          4750 Hempstead Station Drive
                                          Dayton, Ohio 45429
                                          (937) 281-8282

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                5,000,000 SHARES

                               MCSi, INC. [LOGO]

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                                          , 2001

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               ALTERNATE COVER FOR SELLING STOCKHOLDER PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  Subject to Completion, Dated January 5, 2001

PROSPECTUS

                                 69,251 SHARES
                                   MCSi, INC.
                                  COMMON STOCK

    The selling stockholder identified in this prospectus is offering up to 69,251 shares of our common stock from time to time. We will not receive any proceeds from this offering.

    The shares of common stock may be offered by the selling stockholder in one or more transactions on the Nasdaq National Market at prices then prevailing, at negotiated prices or otherwise. The price at which any of the shares of common stock may be sold, and the commissions, if any, paid in connection with any sale, are unknown and may vary from transaction to transaction. Information regarding the pricing and terms of any sales is located under the heading "Plan of Distribution." We will pay certain expenses of this offering which are estimated to be approximately $113,230.

    The common stock currently trades on the Nasdaq National Market under the
symbol "MCSI." As of January   , 2001, we had       shares of common stock
issued and outstanding. On January   , 2001, the last reported closing sale
price of the common stock on the Nasdaq National Market was $      per share.

INVESTING IN THE COMMON STOCK INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON
PAGE   .

                               ------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS         , 2001

              ALTERNATE SECTION FOR SELLING STOCKHOLDER PROSPECTUS

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
About This Prospectus.......................................
Prospectus Summary..........................................
Risk Factors................................................
Use of Proceeds.............................................
Selling Stockholder.........................................
Plan of Distribution........................................
Legal Matters...............................................
Experts.....................................................
Where You Can Find More Information.........................

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement on Form S-3 that we filed on behalf of the selling stockholder with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, the selling stockholder may, from time to time, sell his shares of common stock offered by this prospectus in one or more offerings. Each time the selling stockholder sells any common stock under this prospectus, he will provide to the purchasers a prospectus supplement that will contain specific information about the terms of that sale. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information." The prices at which the shares of the common stock may be sold are described under the heading "Plan of Distribution."

    This prospectus omits certain information contained in the registration statement as permitted by the SEC. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete. In each instance, you are referenced to the copy of the contract or other document filed as an exhibit to the registration statement. You may read and copy the information in the registration statement at the locations described under the heading "Where You Can Find More Information."

    We have obtained Federal service mark registration of the names "Miami Computer Supply Corporation-Registered Trademark-," "Miami Computer Supply International-Registered Trademark-," the slogan "Computer Supplies. Right. Now.-Registered Trademark-," "MCSI-Registered Trademark-" and the associated Company logo. All other trademarks or registered trademarks or service marks appearing in this prospectus or the documents incorporated by reference are trademarks or registered trademarks or service marks of the respective companies that utilize them.

    References in this prospectus to "we," "our," "us," "MCSi," or "the Company" refer to MCSi, Inc. and its wholly-owned subsidiaries.

              ALTERNATE SECTION FOR SELLING STOCKHOLDER PROSPECTUS

THE OFFERING

Common stock offered by selling
stockholder(1)...............................  69,251 shares

Common stock offered by us...................  0 shares

Common stock to be outstanding after the
offering(2)..................................                     shares

Use of proceeds..............................  The shares of common stock are offered by the selling stockholders for their own benefit.
                                               We will not receive any proceeds from the
                                               offering.

Nasdaq National Market symbol................  MCSI

------------------------

(1) We issued these shares to the selling stockholder in connection with our acquisition of Dreher Business Products Corporation in December 1998. These shares are being registered pursuant to "registration rights" granted in connection with the acquisition.

(2) Based on       shares of common stock outstanding as of              , 2001.
    Excludes shares of common stock reserved for future issuance under our stock option plans.

            ALTERNATE SECTION FOR THE SELLING STOCKHOLDER PROSPECTUS

                              SELLING STOCKHOLDER

    The 69,251 shares of common stock offered by this prospectus represent shares issued to the selling stockholder by us in connection with our acquisition of Dreher Business Products Corporation in December 1998. We are registering these shares on behalf of the selling stockholder to fulfill "registration rights" given to him in connection with that acquisition.
Mr. Trebilcock is our Vice President--Chief Development Officer. The following table sets forth the aggregate number of shares of common stock beneficially owned and to be offered by the selling stockholder. See "Plan of Distribution."

                                                SHARES BENEFICIALLY                  SHARES BENEFICIALLY
                                                  OWNED PRIOR TO                            OWNED
                                                    OFFERING(2)        NUMBER OF       AFTER OFFERING
                                                -------------------   SHARES BEING   -------------------
NAME OF SELLING STOCKHOLDER(1)                   NUMBER    PERCENT      OFFERED       NUMBER    PERCENT
------------------------------                  --------   --------   ------------   --------   --------
The Michael D. Trebilcock Business Trust(3)...  133,251       *          69,251      64,000**      *

------------------------

(*) Less than 1% of the issued and outstanding shares of common stock as of January 5, 2001.

(**) The selling stockholder may sell some, all or none of its shares offered by this prospectus.

 (1) On November 13, 1999, we registered for sale 483,767 shares of common stock on behalf of four selling stockholders. As of the date of this prospectus, all of the selling stockholders except the one listed in the table above have sold all of their shares. This prospectus updates the previously filed prospectus with respect to the remaining selling stockholder.

 (2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. The number and percentage of shares beneficially owned does not include shares of common stock reserved for issuance under our employee stock option and non-employee director stock option plans.

 (3)  Michael D. Trebilcock is the trustee and sole beneficiary of The Michael
      D. Trebilcock Business Trust. Mr. Trebilcock is our Vice President-Chief Development Officer. Includes shares owned beneficially by Mr. Trebilcock personally as well as stock options owned by him which are excisable within 60 days of January 5, 2001.

            ALTERNATE SECTION FOR THE SELLING STOCKHOLDER PROSPECTUS

                              PLAN OF DISTRIBUTION

    We have been advised by the selling stockholder that he intends to sell all or a portion of the shares offered by this prospectus from time to time on the Nasdaq National Market, or otherwise, and that sales will be made at prices and terms then prevailing or prices related to the then current market price or at negotiated prices. The selling stockholder also may make private sales directly or through a broker or brokers, who may act as agent or as principal. As used in this section, "selling stockholder" includes donees and pledgees selling shares of the common stock offered by this prospectus received from the named selling shareholder after the date of this prospectus. We will not receive any proceeds from any sales of shares by the selling stockholder. The shares of common stock offered by this prospectus may be sold by one or more of the following means of distribution:

    - a block trade in which the broker-dealer so engaged will attempt to sell shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

    - purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

    - an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

    - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

    - in privately negotiated transactions.

    Upon our notification by the selling stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act of 1933, disclosing:

    - the name of each broker-dealer(s);

    - the number of shares involved;

    - the price at which the shares were sold;

    - the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

    - that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

    - other facts material to the transaction.

We have:

    - advised the selling stockholder that Regulation M under the Securities Exchange Act of 1934 may apply to his sales and his affiliates' sales in the market;

    - furnished the selling stockholder with a copy of this regulation; and

    - informed him of the need for delivery of copies of this prospectus at or prior to the time of any sale of shares of common stock offered by this prospectus.

    The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 if the broker-dealers purchase shares as principal.

    Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 145 under the Securities Act of 1933 may be sold under such rule rather than pursuant to this Prospectus.

    There is no assurance that the selling stockholder will sell any or all of the shares of common stock offered by this prospectus.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth costs and expenses of the sale and distribution of the securities being registered. All amounts except the Securities and Exchange Commission filing fee are estimates.

SEC filing fees.............................................  $ 33,730
Nasdaq fees.................................................  $ 17,500
Printing, postage and mailing...............................  $  5,000
Legal fees and expenses.....................................  $ 27,000
Blue Sky fees and expenses..................................  $  5,000
Accounting fees and expenses................................  $ 20,000
Miscellaneous fees and expenses.............................  $  5,000
                                                              --------
    Total...................................................  $113,230
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Corporation's Articles of Incorporation provide that the Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law, and that the Corporation may indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The statute permits Maryland corporations to indemnify its officers, employees or agents to the same extent as its directors and to such further extent as is consistent with law. The Corporation's Articles of Incorporation also provides that, to the fullest extent limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's articles of incorporation may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except:
(1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In situations to which the Articles of Incorporation provision applies, the remedies available to the Corporation or a stockholder are limited to equitable remedies such as injunction or rescission. This provision would not, in the opinion of the SEC, eliminate or limit the liability of directors and officers under the federal securities laws.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The exhibits and financial statement schedules are filed as a part of this Registration Statement are as follows:

     EXHIBIT NO.                           DESCRIPTION OF EXHIBIT
---------------------                      ----------------------
         4.0            Form of Stock Certificate of MCSi, Inc.
         5.0            Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re:
                        legality (1)
        23.1            Consent of Elias, Matz, Tiernan & Herrick L.L.P. (2)
        23.2            Consent of PricewaterhouseCoopers LLP.
        24.0            Power of Attorney (included in Signature Page of this
                        Registration Statement).
        27.0            Financial Data Schedule. (3)

------------------------

(1) Previously filed.

(2) Incorporated by reference to Exhibit No. 5.0.

(3) Incorporated by reference from MCSi, Inc.'s Quarterly Report on Form 10-Q for the nine months ended September 30, 2000, filed with the SEC on November 14, 2000.

    All financial statement schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act,

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
           Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement,

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
           Statement or any material change to such information in the Registration Statement; provided, however, that clauses
           (i) and (ii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or
           Section 15(d) of the Securities Exchange Act of 1934 (the
           "Exchange Act") that are incorporated by reference in the Registration Statement.

(b) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or

    497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(c) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment and each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
    Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on From S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, Ohio on January 5, 2001.

                                                       MCSi, INC.

                                                       By:  /s/ MICHAEL E. PEPPEL
                                                            ----------------------------------------
                                                            Michael E. Peppel, Chairman of the Board,
                                                            President and Chief Executive Officer
                                                            Officer

                               POWER OF ATTORNEY

    We, the undersigned officers and directors of MCSi, Inc., hereby severally constitute and appoint Michael E. Peppel and Ira H. Stanley, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable MCSi, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

                NAME                                   TITLE                       DATE
                ----                                   -----                       ----
           /s/ MICHAEL E. PEPPEL       Chairman of the Board, President and   January 5, 2001
------------------------------------   Chief Executive Officer (principal
          Michael E. Peppel            executive officer)

            /s/ ROBERT G. HECHT        Director and Vice Chairman of the      January 5, 2001
------------------------------------   Board
          Robert G. Hecht*

          /s/ HARRY F. RADCLIFFE       Director and Treasurer                 January 5, 2001
------------------------------------
         Harry F. Radcliffe*

           /s/ RICHARD L. POSEN        Director                               January 5, 2001
------------------------------------
          Richard L. Posen*

             /s/ IRA H. STANLEY        Director, Vice President and Chief     January 5, 2001
------------------------------------   Financial Officer (principal
           Ira H. Stanley*             financial and accounting officer)

------------------------

*   By Michael E. Peppel as Attorney-in-Fact.